Exhibit 99.1

Company Contact:	Tom Hansen / Chief Executive Officer
Lisa Peterson / Chief Financial Officer
(214) 390-1831

Heelys, Inc. Appoints New Board Member

DALLAS, Nov 16, 2009 (Business Wire) - Heelys, Inc. (NASDAQ: HLYS) announced today that N. Roderick McGeachy, III has been appointed to its Board of Directors.  McGeachy will also serve as a member of the Board’s Audit and Compensation Committees.  He is currently Chairman, CEO and President of Tandy Brands Accessories, Inc. an Arlington, Texas-based designer and marketer of fashion accessories.

McGeachy brings a wealth of strategic consumer marketing and new product development expertise to Heelys.  He has served as Vice President/Strategy and Business Development at VF Jeanswear where he developed brand, product and segmentation strategies for its $2.9 billion Jeanswear coalition and its Wrangler and Lee brands across North and South America.  He was also General Manager of the Bike Athletic Division of Russell Corporation in Atlanta as well as having held management and marketing positions at Accenture and Sara Lee Corporation.

“We are extremely excited to have Rod join our team.  His experience and expertise are perfectly in sync with where we need to go at Heelys.  He is also working his own turnaround at Tandy so he has a great feel for what we’re dealing with here,” said Tom Hansen, Heelys CEO.

McGeachy received his Bachelor of Arts from the University of North Carolina at Chapel Hill and a Master of Business Administration from Harvard University.

About Heelys, Inc.

Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products under the HEELYS(R) brand targeted to the youth market. The Company’s primary product, HEELYS-wheeled footwear, is patented dual purpose footwear that incorporates a stealth, removable wheel in the heel. HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to rolling by shifting weight to the heel. Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel. HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including in particular, statements regarding our guidance, outlook for future events, financial performance, customer demand, growth and profitability. In some cases, you can identify forward-looking statements by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon, similar expressions, or discussions of strategy. All forward-looking statements are based upon management’s current expectations and various assumptions, but they are inherently uncertain, and the Company may not realize its expectations and the underlying assumptions may not prove correct. The Company’s actual results and the timing of events could differ materially from those described in or implied by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the fact that substantially all of the Company’s net sales are generated by one product, continued changes in fashion trends and consumer preferences and general economic conditions, the Company’s intellectual property may not restrict competing products that infringe on its patents from being sold, the Company’s dependence on independent manufacturers, the Company may not be able to successfully introduce new product categories, the outcome of lawsuits filed against the Company, which could have a material adverse effect on us, and additional factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors contained in the Company’s Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SOURCE: Heelys, Inc.

Company:
Heelys, Inc.
Lisa Peterson, 214-390-1831
Chief Financial Officer